EXHIBIT 99.1

Meyler&Company LLC	One Arin Park	Phone: 732-671-2244
Certified Public Accountants & Management Consultants	1715 Highway 35 Middletown, NJ 07748

February 28, 2013

Mr. Liu Chang-Zhen
President
China Ginseng Holdings, Inc.
1562 Jie Fang Great Road
16 FL Zhongji Building, Suite 1062-1063
Nanguan District, Changchun City, China

Dear Mr. Liu Chang-Zhen,

As a result of Meyler & Company, LLC (“Meyler”) combining its practice with Cowan, Gunteski, & Company, P.A., (“Cowan”), the clients of  Meyler became clients of Cowan. As a result of the combination, the client-auditor relationship between China Ginseng Holdings, Inc. (Commission File Number 000-54072) and Meyler, independent registered public accounting firm, has ceased effective February 28, 2013.

Sincerely,

/s/Meyler & Company, LLC

cc:   PCAOB Letter File
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561